EXHIBIT 32.1

CERTIFICATION OF PRINCIPALEXECUTIVE OFFICER

PURSUANT TO 18 U.S.C. SS. 1350 ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Report of China YouTV Corp. (the "Company") on Form 10-QSB for the quarter ended March 31, 2008 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, James Wei, Principal Executive Officer of the Company, certify pursuant to 18 U.S.C. section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
2.	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

China YouTV Corp.

	By:	/s/ James Wei
Date: May 15, 2008		Name: James Wei
Title: Principal Executive Officer